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                                                                 EXHIBIT 10.33


                                                           NORTEL DASA


                                                           --------------------
                                                           Agreement Number:

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LEASING AGREEMENT -- PARTIAL AMORTIZATION
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Name and address of lessee:           Name and address of supplier:
Star Telecommunications               Nortel Dasa Network Systems GmbH & Co. KG
  Deutschland GmbH
Voltastrass 1a                        BG10 An der B31

60486 Frankfurt am Main               88039 Friedrichshafen
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Designation of leasing asset:          Delivery date:    Net purchase    VAT %:
                                                         price in DM:
DMS 100 data switches                                    39.104.780,00
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Machine/Unit No.:
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Irrevocable lease term:   60 months    Total purchase price:   DM 39.104.780,00
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Monthly leasing rate:  SEE PAYMENT    Monthly leasing payment: DM   SEE PAYMENT
                        SCHEDULE      (subject to Section 2 Leasing  SCHEDULE
                                      Conditions) + VAT:       DM
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Residual value:              10%           Total monthly leasing    DM
3.901.478,00          of purchase price    payment
in DM                         excl. VAT
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Lease period starts on:  DEZEMBER 1997   First leasing payment    DEZEMBER 1997
                                          due on:
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Location:
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The parties hereto agree that Nortel Dasa's acquisition/manufacturing costs and ancillary costs including financing costs are not covered by the leasing payments to be made by the lessee during the irrevocable lease term.

The lessee authorizes Nortel Dasa Network Systems GmbH & Co. KG to collect amounts due by direct debit to account no.:________________ with

The lessee offers to conclude with Nortel Dasa Network Systems GmbH & Co. KG -- referred to below as "Nortel Dasa" -- a leasing agreement on the conditions set forth above and overleaf. The leasing agreement becomes effective upon written acceptance by Nortel Dasa. The lessee instructs Nortel Dasa to purchase the leasing asset after the leasing agreement has become effective from the supplier at the terms and conditions which the lessee has accepted or negotiated with the supplier. The choice of supplier and leasing asset is made solely by the lessee. Nortel Dasa therefore assumes no warranty for proper and punctual delivery, faultless condition from defects or for the supplier's credit standing and ability to deliver.

   Friedrichshafen,______________________        ______________________________


                                                       /s/ Kelly Enos
-------------------------------------      ------------------------------------
    Nortel Dasa Network Systems            Lessee's company stamp and signature
          GmbH & Co. KG

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Nortel Dasa Network Systems GmbH & Co. KG-Postfach - 88039 Friedrichshafen
- Werk 2 BG10 An der B31
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                                                                NORTEL DASA

                                     -1-

                    LEASING CONDITIONS -- PARTIAL AMORTIZATION

SECTION 1  DELIVERY, ACCEPTANCE

The lessee must accept the leasing asset delivered in faultless condition. The lessee must confirm acceptance to Nortel Dasa in writing.

The lessee bears the cost and risk of delivery and assembly as well as the cost of repairing any damage caused in this respect. Nortel Dasa hereby assigns to the lessee any claims accruing to Nortel Dasa against the supplier in this connection.

SECTION 2  LEASE TERM, MATURITY AND ALTERATION OF LEASING PAYMENTS

The leasing agreement is concluded on a fixed basis for the leasing period stated overleaf with effect from the starting date specified.

The leasing payments, the first of which is due on the date stated overleaf, must be made on the first of each month.

If the purchase price changes, the agreed leasing payments and the agreed residual value change accordingly.

Nortel Dasa reserves the right to adjust the leasing rate accordingly if the level of interest rates on the money and capital market rises or falls before Nortel Dasa receives the lessee's confirmation of acceptance.

SECTION 3  RELEASE

The lessee bears all statutory levies and new taxes introduced during the lease term which relate to Nortel Dasa in its capacity as lessor or as owner of the leasing asset.

The lessee will release Nortel Dasa from all claims which third parties assert against Nortel Dasa as a result of its ownership or for other reasons, such as delivery, assembly or use of the leasing asset.

Nortel Dasa is entitled to make the respective payments and ask for reimbursement of its expenses by the lessee.

SECTION 4  PROPERTY OF NORTEL DASA

The lessee must keep the leasing asset in orderly and functional condition at his own expense. If the leasing asset is an EDP unit, the lessee will conclude a maintenance agreement with the manufacturer at his own expense. In the case of other leasing assets, Nortel Data may ask for conclusion of a maintenance agreement at any time.

The lessee will observe such laws and statutory orders which apply to possession and use of the leasing asset.

The lessee may not dispose of the leasing asset and may only move it from the agreed location with Nortel Dasa's written consent.

Agents of Nortel Dasa are entitled to inspect the leasing asset during normal business hours and may designate the leasing asset as the property of Nortel Dasa.

The leasing asset is fixed to a property for a temporary purpose with the intention of being detached after expiry of the leasing agreement. The lessee is obliged to state this clearly to the owner of the property.

The lessee may only make alterations to the leasing asset after receiving written approval from Nortel Dasa. The parties agree that a movable asset which the lessee fixes to the leasing asset becomes the sole property of Nortel Dasa after such attachment. The leasing agreement also applies to such attachments. The lessee is, however, entitled to restore the original condition of the leasing asset.

The lessee will inform Nortel Dasa without delay of compulsory distraint measures with respect to the leasing asset or the property on which the leasing asset is located. The intervention costs are borne by the lessee unless they are reimbursed to Nortel Dasa.

SECTION 5  INSURANCE

During the lease term, the lessee will insure the leasing asset at his own expense and a the asset's original value against all risks typical of the leasing asset, in the case of EDP units in particular by electronic insurance, and included in his normal company third-party insurance policy. Nortel Dasa may ask for further appropriate insurance.

The lessee undertakes to apply to his insurance company for confirmation of insurance in favour of Nortel Dasa. Should the lessee not submit the confirmation of insurance within 30 days after the beginning of the lease term or not pay his premiums during the lease term, Nortel Dasa is entitled to take out an appropriate insurance policy at the lessee's expense.

The lessee hereby assigns to Nortel Dasa his rights under the insurance policies and any claims in respect of damage to the leasing asset.